Exhibit 4.3

Unilever PLC Unilever House Blackfriars London EC4P 4BQ T: +44 (0)20 7822 5252
STRICTLY PERSONAL AND CONFIDENTIAL	F: +44 (0)20 7822 5951 www.unilever.com

Mr Graeme Pitkethly

17 March 2017

Dear Graeme,

Your reward package in respect of 2017

Further to our recent discussions, this letter outlines how Unilever’s new Reward Framework will apply to you and confirms your reward package for 2017, as approved by the Compensation Committee (the “Committee”). Any defined terms used will have the meaning set out in your service agreement with Unilever (your “Service Agreement”), if they are not otherwise defined in this letter.

Reward framework

As you know, Unilever is updating its reward framework in line with the new Remuneration Policy to be presented to shareholders at the AGMs this year. The key features of this for you in 2017 include:

•	A four year performance period on the Management Co-Investment Plan (‘MCIP’), which will be operated under the new Unilever Share Plan 2017 making it a five-year plan in total when combined with the year in which bonus is earned;

•	Increased shareholding requirements; and

•	The Global Share Incentive Plan (‘GSIP’) will be retained, but with a two-year post-vesting holding period.

We plan to make further changes in 2018 to further align Executive Director pay with the approach we are applying to our ‘Top 500’ senior managers on which we will consult with investors. We will keep you posted on any relevant developments.

Your reward package

Accordingly, your reward package for 2017 will be as set out below. These reward elements are subject to and conditional on the terms and conditions of your Service Agreement with Unilever and the rules of the various plans as amended from time to time.

Base Salary

Your annual base salary has been reviewed and will be increased by 5% to £656,250 from 1 May 2017.

Fixed Allowance

Your annual fixed allowance has remained unchanged at £200,000 and will continue to be paid to you in lieu of car allowance, partner travel, entertainment allowance and company pension contribution.

2016 Annual Bonus

Your gross annual bonus award in respect of 2016 is £756,250.

This represents 121% of your current salary, i.e. 100% of salary (target bonus) x 110% (Unilever’s 2016 performance ratio) x 110% (personal performance differentiation factor).

The cash portion of your annual bonus will be payable in the March 2017 payroll.

2017 Annual Bonus

Your target bonus for 2017 will continue to be 100% of base salary and your maximum bonus continues to be 150% of your base salary.

The performance measures for 2017 for the annual bonus plan are as follows (details of the performance targets for the annual bonus plan as approved by the Committee will be communicated to you separately):

Performance measure	Weighting
Underlying Sales Growth (constant rates)	1/3
Free Cash Flow (constant rates)	1/3
Core Operating Margin (vs PY) (current rates)	1/3

The Committee will assess Unilever’s 2017 business performance not only against the performance targets but also relative to the overall quality and competitiveness of our performance delivery. Your personal bonus will then be based both on the Committee’s assessment of overall business performance and your personal achievement against your stretching, ambitious and output-oriented ‘3+1’ goals.

Long-term incentives

For Executive Directors, our long term incentive program consists of two vehicles:

•	The MCIP, and

•	The GSIP.

2017 MCIP

For Executive Directors, we intend to operate the MCIP under the rules of the new Unilever Share Plan 2017 going forward.

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares (‘Investment Shares’), although you may elect to invest up to 60% of your gross earned bonus.

These Investment Shares must be retained for the following four years to be eligible for a matching award of Unilever shares (“Matching Shares”) under the MCIP, in the range of zero to 150% based on Unilever’s performance over that period.

The sequence of annual bonus, investment in Investment Shares and then four-year MCIP potentially culminating in the award of Matching Shares thus creates a long-term performance horizon over five years.

The performance measures for 2017 MCIP awards for members of the Unilever Leadership Executive (‘ULE’) are as follows:

Performance measure	Weighting
Underlying Sales Growth (CAGR, constant rates)	25%
Core EPS growth (CAGR, current rates)	25%
Return on Invested Capital (exit year %)	25%
Sustainability Progress Index	25%

Details of the performance targets for the 2017 MCIP awards as approved by the Committee will be communicated to you separately. The multiple ranges from 0% for performance below or at threshold through 100% for performance at target to 150% at maximum (with straight-line vesting between threshold and maximum). The value of this MCIP award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2017 GSIP

On 14 February 2017 you have been made a conditional award of shares under GSIP worth £937,500 (150% of your current base salary). This award will vest between 0% and 200% three years from the award date based on company performance. The value of this GSIP award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

The performance measures for 2017 GSIP awards for the ULE are as follows:

Performance measure	Weighting
Underlying Sales Growth (CAGR)	25%
Core Operating Margin (vs PY) (COM)	25%
Cumulative Operating Cash Flow	25%
Relative Total Shareholder Return	25%

The minimum of the performance range for USG and COM must be reached before any shares subject to either metric can vest.

Details of the performance targets for your 2017 GSIP award as approved by the Committee will be communicated to you separately. For the three business-focussed performance measures, 25% of awards vest for threshold performance and 200% for maximum performance (with straight-line vesting between threshold and maximum). The TSR measure is measured against the TSR comparator group, comprising 18 other companies (19 including Unilever); 50% vests if Unilever is ranked 10th, 100% vests if Unilever is ranked 7th and 200% of the GSIP award vests if Unilever is ranked 3rd or above.

With effect from the 2017 GSIP award a two-year holding period will apply following the three-year vesting period. Shares may be sold however to satisfy tax and other relevant liabilities as a result of the award vesting.

Other benefit entitlements

Unilever will continue to provide you with:

•	medical cover for you and your family via Unilever BUPA International medical arrangement;

•	life insurance at £1,968,750 (we will provide cover at three times your current base salary) and

•	actual and reasonable costs of tax return preparation via Unilever’s designated tax advisor,

on the same basis as currently.

Malus and clawback

Going forward, all performance-related remuneration awarded to you, including but not limited to your annual bonuses and awards granted under the MCIP, GSIP and the new MCIP under the Unilever Share Plan 2017, will be subject to malus and clawback as set out below (and, of course, subject to the relevant plan rules from time to time).

1.	Malus

If the Committee considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	reasonable evidence of gross misconduct or gross negligence by you;

•	reasonable evidence of material breach by you of Unilever’s Code of Business Principles or Code Policies;

•	breach of restrictive covenants by which the individual has agreed to be bound; and/or

•	reasonable evidence of conduct by you that results in significant losses or reputational damage to Unilever,

the Committee may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus and clawback provision) will be reduced, lapse, will not vest or will only vest in part.

2.	Clawback

If the Committee considers there is a significant downward restatement of the financial results of Unilever, it may in its discretion, within two years of your performance-related remuneration being paid or vesting:

•	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Commitee); and/or

•	require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

•	require Unilever to withhold from, or offset against, any other remuneration to which you may be or become entitled in connection with your employment with Unilever such an amount as the Committee considers appropriate.

Where you are notified that you must transfer shares or pay an amount in accordance with this clawback provision, any such shares or cash must be transferred or paid (in the manner directed by Unilever) within 30 days of the notification.

To avoid doubt, in exercising its powers under these malus and clawback provisions, the Committee, in its discretion, may apply different treatments to: (i) different employees and/or (ii) different remuneration, and may apply such different treatment in combination.

Personal shareholding requirement

As previously communicated, in your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with the Personal Shareholding Requirement Standard detailed in the Schedule to this letter.

I am pleased to note that for present purposes, with reference to your base salary, you currently satisfy this requirement. By 1 October 2021 you are required to raise your personal shareholding in Unilever to at least four times your base salary at the date of measurement, in line with the new Remuneration Policy.

As an Executive Director, you are also required to hold shares to the value of 100% of your minimum shareholding requirement for 12 months after cessation of your employment with Unilever, and 50% of these shares for 24 months after cessation of your employment with Unilever.

Next steps

I trust you find this all in order, but if you have any questions about the above or the new Reward Framework/Remuneration Policy generally, please address them to Peter Newhouse, EVP Global Head of Reward (peter.newhouse@unilever.com /+44 7585 984 745).

So that we can proceed with these arrangements, please then sign and return the enclosed duplicate of this letter to Peter Newhouse on or before 17 March 2017 to acknowledge and accept its terms and conditions, operation of clawback and malus, and consent to any repayments, withholdings or deductions made in accordance with it (otherwise such acceptance will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis). Save as set out above, the terms and conditions of your employment otherwise remain unchanged.

Warm regards

/s/ PAUL POLMAN
Paul Polman

Signed to confirm that I acknowledge and accept the terms and conditions of this letter.

/s/ G PITKETHLY	19/05/17
Graeme Pitkethly	Date

SCHEDULE: PERSONAL SHAREHOLDING REQUIREMENT STANDARD

(applicable to Executive Directors)

Purpose

In Unilever’s Reward Framework longer-term personal commitment through share ownership drives reward. As part of Unilever’s incentive arrangements it is therefore a requirement that Executive Directors and our senior managers build up a personal shareholding in Unilever. The following shareholding principles have been agreed by the Compensation Committee (the “Committee”), and the requirements set out in paragraph 2 below apply with effect from 1 May 2017.

The Committee may amend this Standard, or any aspect of it, from time to time. If you have any questions, either about these principles generally or how they apply to you, please contact Peter Newhouse, EVP Global Head of Reward (peter.newhouse@unilever.com / +447585984745).

1.	Does the Standard apply to me? The personal shareholding requirement applies to:

•	Executive Directors and members of the Unilever Leadership Executive;

•	Worklevels 5;

•	Worklevels 4 with effect from 1 July 2017.

The required level of personal shareholding must be achieved by the 5th anniversary of the date of your appointment to a role to which a personal shareholding requirement applies.

2.	What is my personal shareholding level? The Committee assesses the level of personal shareholding required, and you will be notified of the requirement that applies to you from time to time. Currently the levels are as follows:

Executive level	Shareholding requirement (share value as multiple of base salary
CEO	500% of base salary
CFO	400% of base salary

3.	Are there any circumstances in which the time limits for achieving the requirement may be extended? Yes. if you are promoted into a higher shareholding requirement band, or if your base salary increases significantly in a single year (i.e. by 20%+) you will be given an additional two years to meet your new higher shareholding requirement

4.	How will my shares be valued? Unilever will value your shares based on the higher of the share price on the acquisition date or the measurement date. The share price on the relevant measurement date will be based on the average closing share prices and FX rates from the 60 calendar days beforehand. This should protect you against any sudden steep drop in share prices.

5.	Which of my shares count? Qualifying shares are as follows:

•	Shares in either Unilever PLC or Unilever NV, or a combination of these, will qualify, provided they are personally owned by the relevant director or by a member of his/her (immediate) family, or by certain corporate bodies, trusts or partnerships as required by law from time to time.

•	Shares purchased under the MCIP from the annual bonus will qualify as from the moment of purchase.

•	Shares awarded on a conditional basis (whether by way of the GSIP or the MCIP) will not qualify until the moment of vesting (i.e. once the precise number of shares is fixed after the relevant vesting period has elapsed).

•	Shares or entitlements to shares that are subject only to an individual remaining in employment will qualify on a net of tax basis.

Share options will not qualify until the shares in question have actually been acquired (and retained) following the exercise of the option.

6.	Maintenance of personal shareholding. Once the required level of personal shareholding has been achieved, the shareholding must be maintained - and increased as necessary, e.g. if base salary levels increase, you are promoted, or shares are clawed back (although see paragraph 3 above for detail around when extra time may be awarded in these circumstances).

You are also required to maintain your personal shareholding for a period after your employment with Unilever ends. Required levels are as follows:

•	executive directors must maintain at least 100% of their minimum shareholding requirement for 12 months after their employment with Unilever ends, and 50% for 24 months after their employment with Unilever ends; and

•	other ULE members and worklevels 5 and 4 must maintain at least 50% of their minimum shareholding requirement for 12 months after their employment with Unilever ends, and 25% for 24 months after their employment with Unilever ends.

7.	What happens if I fail to attain my personal shareholding requirement? If you fail to achieve 100% of your shareholding requirement by the relevant time, you may not be permitted to sell any Unilever shares until the required level of shareholding has been obtained. Similarly, if you breach post-employment shareholding requirements after leaving Unilever you risk being deemed a ”bad leaver” (or equivalent) for the purposes of the relevant incentive plans.

8.	Monitoring of personal shareholding requirement Global Reward wil monitor your level of personal shareholding and will confirm whether you satisfy your personal shareholding requirement in the first quarter each year.

Unilever PLC Unilever House Blackfriars London EC4P 4BQ T: +44 (0)20 7822 5252
STRICTLY PERSONAL AND CONFIDENTIAL	F: +44 (0)20 7822 5951 www.unilever.com

Mr Paul Polman

17 March 2017

Dear Paul,

Your reward package in respect of 2017

Further to our recent discussions, this letter outlines how Unilever’s new Reward Framework will apply to you and confirms your reward package for 2017, as approved by the Compensation Committee (the “Committee”). Any defined terms used will have the meaning set out in your service agreement with Unilever (your “Service Agreement”), if they are not otherwise defined in this letter.

Reward framework

As you know, Unilever is updating its reward framework in line with the new Remuneration Policy to be presented to shareholders at the AGMs this year. The key features of this for you in 2017 include:

•	A four year performance period on the Management Co-Investment Plan (‘MCIP’), which will be operated under the new Unilever Share Plan 2017 making it a five-year plan in total when combined with the year in which bonus is earned;

•	Increased shareholding requirements; and

•	The Global Share Incentive Plan (‘GSIP’) will be retained, but with a two-year post-vesting holding period.

We plan to make further changes in 2018 to further align Executive Director pay with the approach we are applying to our ‘Top 500’ senior managers on which we will consult with investors. We will keep you posted on any relevant developments.

Your reward package

Accordingly, your reward package for 2017 will be as set out below. These reward elements are subject to and conditional on the terms and conditions of your Service Agreement with Unilever and the rules of the various plans as amended from time to time.

Base Salary

Your annual base salary has been reviewed and will remained unchanged at £1,010,000.

Fixed Allowance

Your annual fixed allowance has remained unchanged at £250,000 and will continue to be paid to you in lieu of car allowance, partner travel, entertainment allowance and company pension contribution.

2016 Annual Bonus

Your gross annual bonus award in respect of 2016 is £1,866,480.

This represents 185% of your current salary, i.e. 120% of salary (target bonus) x 110% (Unilever’s 2016 performance ratio) x 140% (personal performance differentiation factor).

The cash portion of your annual bonus will be payable in the March 2017 payroll.

2017 Annual Bonus

Your target bonus for 2017 will continue to be 120% of base salary and your maximum bonus continues to be 200% of your base salary.

The performance measures for 2017 for the annual bonus plan are as follows (details of the performance targets for the annual bonus plan as approved by the Committee will be communicated to you separately):

Performance measure	Weighting
Underlying Sales Growth (constant rates)	1/3
Free Cash Flow (constant rates)	1/3
Core Operating Margin (vs PY) (current rates)	1/3

The Committee will assess Unilever’s 2017 business performance not only against the performance targets but also relative to the overall quality and competitiveness of our performance delivery. Your personal bonus will then be based both on the Committee’s assessment of overall business performance and your personal achievement against your stretching, ambitious and output-oriented ‘3+1’ goals.

Long-term incentives

For Executive Directors, our long term incentive program consists of two vehicles:

•	The MCIP, and

•	The GSIP.

2017 MCIP

For Executive Directors, we intend to operate the MCIP under the rules of the new Unilever Share Plan 2017 going forward.

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares (‘Investment Shares’), although you may elect to invest up to 60% of your gross earned bonus.

These Investment Shares must be retained for the following four years to be eligible for a matching award of Unilever shares (“Matching Shares”) under the MCIP, in the range of zero to 150% based on Unilever’s performance over that period.

The sequence of annual bonus, investment in Investment Shares and then four-year MCIP potentially culminating in the award of Matching Shares thus creates a long-term performance horizon over five years.

The performance measures for 2017 MCIP awards for members of the Unilever Leadership Executive (‘ULE’) are as follows:

Performance measure	Weighting
Underlying Sales Growth (CAGR, constant rates)	25%
Core EPS growth (CAGR, current rates)	25%
Return on Invested Capital (exit year %)	25%
Sustainability Progress Index	25%

Details of the performance targets for the 2017 MCIP awards as approved by the Committee will be communicated to you separately. The multiple ranges from 0% for performance below or at threshold through 100% for performance at target to 150% at maximum (with straight-line vesting between threshold and maximum). The value of this MCIP award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2017 GSIP

On 14 February 2017 you have been made a conditional award of shares under GSIP worth £2,020,000 (200% of your current base salary). This award will vest between 0% and 200% three years from the award date based on company performance. The value of this GSIP award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

The performance measures for 2017 GSIP awards for the ULE are as follows:

Performance measure	Weighting
Underlying Sales Growth (CAGR)	25%
Core Operating Margin (vs PY) (COM)	25%
Cumulative Operating Cash Flow	25%
Relative Total Shareholder Return	25%

The minimum of the performance range for USG and COM must be reached before any shares subject to either metric can vest.

Details of the performance targets for your 2017 GSIP award as approved by the Committee will be communicated to you separately. For the three business-focussed performance measures, 25% of awards vest for threshold performance and 200% for maximum performance

(with straight-line vesting between threshold and maximum). The TSR measure is measured against the TSR comparator group, comprising 18 other companies (19 including Unilever); 50% vests if Unilever is ranked 10th, 100% vests if Unilever is ranked 7th and 200% of the GSIP award vests if Unilever is ranked 3rd or above.

With effect from the 2017 GSIP award a two-year holding period will apply following the three-year vesting period. Shares may be sold however to satisfy tax and other relevant liabilities as a result of the award vesting.

Other benefit entitlements

Unilever will continue to provide you with:

•	payment of your social security obligations in your country of residence (Switzerland) to protect you against the difference between Swiss employee social security obligations versus the UK

•	Pension – the company will continue to accrue on your behalf the supplemental pension provision of 12% salary up to a cap of £976,025 along with the corresponding maximum annual contribution of £117,123, with investment returns replicating those of the International Pension Plan.

•	medical cover for you and your family via the Allianz Worldwide Care “International Healthcare Plan”

•	life insurance at £3,030,000 (we will provide cover at three times your current base salary) and

•	actual and reasonable costs of tax return preparation via Unilever’s designated tax advisor,

on the same basis as currently.

Malus and clawback

Going forward, all performance-related remuneration awarded to you, including but not limited to your annual bonuses and awards granted under the MCIP, GSIP and the new MCIP under the Unilever Share Plan 2017, will be subject to malus and clawback as set out below (and, of course, subject to the relevant plan rules from time to time).

1.	Malus

If the Committee considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	reasonable evidence of gross misconduct or gross negligence by you;

•	reasonable evidence of material breach by you of Unilever’s Code of Business Principles or Code Policies;

•	breach of restrictive covenants by which the individual has agreed to be bound; and/or

•	reasonable evidence of conduct by you that results in significant losses or reputational damage to Unilever,

the Committee may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus and clawback provision) will be reduced, lapse, will not vest or will only vest in part.

2.	Clawback

If the Committee considers there is a significant downward restatement of the financial results of Unilever, it may in its discretion, within two years of your performance-related remuneration being paid or vesting:

•	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Commitee); and/or

•	require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

•	require Unilever to withhold from, or offset against, any other remuneration to which you may be or become entitled in connection with your employment with Unilever such an amount as the Committee considers appropriate.

Where you are notified that you must transfer shares or pay an amount in accordance with this clawback provision, any such shares or cash must be transferred or paid (in the manner directed by Unilever) within 30 days of the notification.

To avoid doubt, in exercising its powers under these malus and clawback provisions, the Committee, in its discretion, may apply different treatments to: (i) different employees and/or (ii) different remuneration, and may apply such different treatment in combination.

Personal shareholding requirement

As previously communicated, in your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with the Personal Shareholding Requirement Standard detailed in the Schedule to this letter.

By 1 May 2019 you are required to maintain your personal shareholding in Unilever to at least five times your base salary at the date of measurement, in line with the new Remuneration Policy. I am pleased to note that for present purposes, with reference to your base salary, you currently satisfy this requirement.

As an Executive Director, you are also required to hold shares to the value of 100% of your minimum shareholding requirement for 12 months after cessation of your employment with Unilever, and 50% of these shares for 24 months after cessation of your employment with Unilever.

Next steps

I trust you find this all in order, but if you have any questions about the above or the new Reward Framework/Remuneration Policy generally, please address them to Peter Newhouse, EVP Global Head of Reward (peter.newhouse@unilever.com /+44 7585 984 745).

So that we can proceed with these arrangements, please then sign and return the enclosed duplicate of this letter to Peter Newhouse on or before 17 March 2017 to acknowledge and accept its terms and conditions, operation of clawback and malus, and consent to any repayments, withholdings or deductions made in accordance with it (otherwise such acceptance will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis). Save as set out above, the terms and conditions of your employment otherwise remain unchanged.

With kind regards

/s/ MARIJN DEKKERS
Marijn Dekkers

Chairman

Signed to confirm that I acknowledge and accept the terms and conditions of this letter.

/s/ PAUL POLMAN	27 MARCH 2017
Paul Polman	Date

SCHEDULE: PERSONAL SHAREHOLDING REQUIREMENT STANDARD

(applicable to Executive Directors)

Purpose

In Unilever’s Reward Framework longer-term personal commitment through share ownership drives reward. As part of Unilever’s incentive arrangements it is therefore a requirement that Executive Directors and our senior managers build up a personal shareholding in Unilever. The following shareholding principles have been agreed by the Compensation Committee (the “Committee”), and the requirements set out in paragraph 2 below apply with effect from 1 May 2017.

The Committee may amend this Standard, or any aspect of it, from time to time. If you have any questions, either about these principles generally or how they apply to you, please contact Peter Newhouse, EVP Global Head of Reward (peter.newhouse@unilever.com / +447585984745).

1.	Does the Standard apply to me? The personal shareholding requirement applies to:

•	Executive Directors and members of the Unilever Leadership Executive;

•	Worklevels 5;

•	Worklevels 4 with effect from 1 July 2017.

The required level of personal shareholding must be achieved by the 5th anniversary of the date of your appointment to a role to which a personal shareholding requirement applies.

2.	What is my personal shareholding level? The Committee assesses the level of personal shareholding required, and you will be notified of the requirement that applies to you from time to time. Currently the levels are as follows:

Executive level	Shareholding requirement (share value as multiple of base salary
CEO	500% of base salary
CFO	400% of base salary

3.	Are there any circumstances in which the time limits for achieving the requirement may be extended? Yes. if you are promoted into a higher shareholding requirement band, or if your base salary increases significantly in a single year (i.e. by 20%+) you will be given an additional two years to meet your new higher shareholding requirement

4.	How will my shares be valued? Unilever will value your shares based on the higher of the share price on the acquisition date or the measurement date. The share price on the relevant measurement date will be based on the average closing share prices and FX rates from the 60 calendar days beforehand. This should protect you against any sudden steep drop in share prices.

5.	Which of my shares count? Qualifying shares are as follows:

•	Shares in either Unilever PLC or Unilever NV, or a combination of these, will qualify, provided they are personally owned by the relevant director or by a member of his/her (immediate) family, or by certain corporate bodies, trusts or partnerships as required by law from time to time.

•	Shares purchased under the MCIP from the annual bonus will qualify as from the moment of purchase.

•	Shares awarded on a conditional basis (whether by way of the GSIP or the MCIP) will not qualify until the moment of vesting (i.e. once the precise number of shares is fixed after the relevant vesting period has elapsed).

•	Shares or entitlements to shares that are subject only to an individual remaining in employment will qualify on a net of tax basis.

Share options will not qualify until the shares in question have actually been acquired (and retained) following the exercise of the option.

6.	Maintenance of personal shareholding. Once the required level of personal shareholding has been achieved, the shareholding must be maintained - and increased as necessary, e.g. if base salary levels increase, you are promoted, or shares are clawed back (although see paragraph 3 above for detail around when extra time may be awarded in these circumstances).

You are also required to maintain your personal shareholding for a period after your employment with Unilever ends. Required levels are as follows:

•	executive directors must maintain at least 100% of their minimum shareholding requirement for 12 months after their employment with Unilever ends, and 50% for 24 months after their employment with Unilever ends; and

•	other ULE members and worklevels 5 and 4 must maintain at least 50% of their minimum shareholding requirement for 12 months after their employment with Unilever ends, and 25% for 24 months after their employment with Unilever ends.

7.	What happens if I fail to attain my personal shareholding requirement? If you fail to achieve 100% of your shareholding requirement by the relevant time, you may not be permitted to sell any Unilever shares until the required level of shareholding has been obtained. Similarly, if you breach post-employment shareholding requirements after leaving Unilever you risk being deemed a ”bad leaver” (or equivalent) for the purposes of the relevant incentive plans.

8.	Monitoring of personal shareholding requirement Global Reward wil monitor your level of personal shareholding and will confirm whether you satisfy your personal shareholding requirement in the first quarter each year.

Unilever PLC Unilever House Blackfriars London EC4P 4BQ T: +44 (0)20 7822 5252
STRICTLY PERSONAL AND CONFIDENTIAL	F: +44 (0)20 7822 5951 www.unilever.com

Mr Graeme Pitkethly

20 July 2017

Dear Graeme,

Your reward package in respect of 2017 – alignment of performance measures for incentives with Unilever’s plans for accelerated sustainable shareholder value creation

Reference is made to your reward letter dated 17 March 2017.

Subsequent to Unilever’s stepped up plans for shareholder value creation and the change to the non-GAAP measures from Core Operating Margin (COM) to Underlying Operating Margin (UOM) and from Core Earnings per Share to Underlying Earnings per Share (UEPS) announced on 6 April 2017, the Compensation Committee (the “Committee”) has decided to align the performance measures and ranges for Unilever’s incentive plans.

EPS and Operating Margin measures within the annual bonus and long term incentives will be aligned with the new strategic imperatives. These measures will therefore be assessed on an underlying basis (i.e. UEPS and UOM) within the relevant periods for 2015, 2016, and 2017 GSIP and MCIP awards. This fully aligns incentive plan participants immediately with the new strategy for value creation. These changes are summarized below:

1.	For Annual Bonus (2017): COM will be amended to UOM to fully align with the way we measure in-year business performance.

2.	For 2017-2019 Global Share Incentive Plan (GSIP): align COM to UOM.

3.	For 2017-2020 Management Co-Investment Plan (MCIP): align Core EPS growth to UEPS growth with a threshold raised from 5% to 7% compound annual growth rate (CAGR) (for zero vesting) with a higher maximum: raised from 10% to 13% CAGR (for 200% vesting). Note that for Executive Directors the vesting is capped at 150%.

4.	For inflight (legacy) 2015-2017 & 2016-2018 GSIP/MCIP awards: to reflect the implications of the alignment to the Non-GAAP margin measure from COM to UOM:
a.	retain the 2015-16 reported measure as COM and align the 2017-18 measure to UOM to align with the way we report externally
b.	Change the COM Improvement terminology for these awards to Margin Improvement to reflect the combination of COM and UOM being used
c.	Adjust the Margin Improvement range of 2015-17 and 2016-18 GSIP/MCIP awards from +20bps to +80bps (GSIP/MCIP 2015-2017) and from +30bps to 110bps (GSIP/MCIP 2016-2018) to reflect the change for 2017 and 2018 to UOM.

Details of the performance targets as approved by the Committee will be provided to you separately.

I trust you find this all in order, but if you have any questions about the above, please address them to Peter Newhouse, EVP Global Head of Reward (peter.newhouse@unilever.com /+44 7585 984 745).

With kind regards

/s/ PAUL POLMAN
Paul Polman

Chief Executive Officer

Signed to confirm that I acknowledge and accept the terms and conditions of this letter.

/s/ GRAEME PITKETHLY	22/717
Graeme Pitkethly	Date

Unilever PLC Unilever House Blackfriars London EC4P 4BQ T: +44 (0)20 7822 5252
STRICTLY PERSONAL AND CONFIDENTIAL	F: +44 (0)20 7822 5951 www.unilever.com

Mr Paul Polman

20 July 2017

Dear Paul,

Your reward package in respect of 2017 – alignment of performance measures for incentives with Unilever’s plans for accelerated sustainable shareholder value creation

Reference is made to your reward letter dated 17 March 2017.

Subsequent to Unilever’s stepped up plans for shareholder value creation and the change to the non-GAAP measures from Core Operating Margin (COM) to Underlying Operating Margin (UOM) and from Core Earnings per Share to Underlying Earnings per Share (UEPS) announced on 6 April 2017, the Compensation Committee (the “Committee”) has decided to align the performance measures and ranges for Unilever’s incentive plans.

EPS and Operating Margin measures within the annual bonus and long term incentives will be aligned with the new strategic imperatives. These measures will therefore be assessed on an underlying basis (i.e. UEPS and UOM) within the relevant periods for 2015, 2016, and 2017 GSIP and MCIP awards. This fully aligns incentive plan participants immediately with the new strategy for value creation. These changes are summarized below:

1.	For Annual Bonus (2017): COM will be amended to UOM to fully align with the way we measure in-year business performance.

2.	For 2017-2019 Global Share Incentive Plan (GSIP): align COM to UOM.

3.	For 2017-2020 Management Co-Investment Plan (MCIP): align Core EPS growth to UEPS growth with a threshold raised from 5% to 7% compound annual growth rate (CAGR) (for zero vesting) with a higher maximum: raised from 10% to 13% CAGR (for 200% vesting). Note that for Executive Directors the vesting is capped at 150%.

4.	For inflight (legacy) 2015-2017 & 2016-2018 GSIP/MCIP awards: to reflect the implications of the alignment to the Non-GAAP margin measure from COM to UOM:
a.	retain the 2015-16 reported measure as COM and align the 2017-18 measure to UOM to align with the way we report externally
b.	Change the COM Improvement terminology for these awards to Margin Improvement to reflect the combination of COM and UOM being used
c.	Adjust the Margin Improvement range of 2015-17 and 2016-18 GSIP/MCIP awards from +20bps to +80bps (GSIP/MCIP 2015-2017) and from +30bps to 110bps (GSIP/MCIP 2016-2018) to reflect the change for 2017 and 2018 to UOM.

Details of the performance targets as approved by the Committee will be provided to you separately.

I trust you find this all in order, but if you have any questions about the above, please address them to Peter Newhouse, EVP Global Head of Reward (peter.newhouse@unilever.com /+44 7585 984 745).

With kind regards

/s/ MARIJN DEKKERS
Marijn Dekkers

Chairman

Signed to confirm that I acknowledge and accept the terms and conditions of this letter.

/s/ PAUL POLMAN	20/7/2017
Paul Polman	Date